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                                                                     Exhibit 3.3

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                                  GETTHERE.COM

          Matthew Ackerman and Kenneth Pelowski hereby certify that:

          1. They are the duly elected and acting Vice President of Finance and Operations and Secretary, respectively, of GetThere.com, a California corporation (the "Corporation").

          2. The Corporation's Articles of Incorporation are hereby amended and restated to read as follows:

                                      I

          The name of the Corporation is GetThere.com.

                                     II

          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                     III

                A. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is Seventy-Seven Million Eighty-Seven Thousand Nine Hundred Forty-Six (77,087,946) shares, Fifty Million (50,000,000) shares of which shall be Common Stock (the "Common Stock") and Twenty-Seven Million Eighty-Seven Thousand Nine Hundred Forty-Six (27,087,946) shares of which shall be Preferred Stock (the "Preferred Stock").

                B. A description of the respective classes and series of stock and a statement of the designations, preferences, voting powers, relative, participating, optional or other special rights and privileges, and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

                        1. Designation and Amount. The Preferred Stock
                           ----------------------
authorized by this Amended and Restated Articles of Incorporation may be issued from time to time in one or more series. The first series shall be designated Series A Preferred Stock (the "Series A Preferred"), which series shall consist of Four Million (4,000,000) shares, the second series shall be designated Series B Preferred Stock (the "Series B Preferred"), which series shall consist of Four Million Five Hundred Thousand (4,500,000) shares, the third series shall be designated Series C Preferred Stock (the "Series C Preferred"), which series shall consist of Eleven Million Two Hundred Thirty-Six Thousand Eight Hundred Twenty-One (11,236,821) shares, the fourth series shall be designated Series D1 Preferred Stock ("Series D1 Preferred"), which series shall consist of One (1) share, the fifth series shall be designated Series D2 Preferred Stock ("Series D2 Preferred"), which series shall
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consist of One (1) share, the sixth series shall be designated Series D3
Preferred Stock ("Series D3 Preferred"), which series shall consist of One (1) share and the seventh series shall be designated Series E Preferred Stock (the "Series E Preferred"), which series shall consist of Seven Million Three Hundred Fifty-One Thousand One Hundred Twenty-Two (7,351,122) shares.

          The Board of Directors of the Corporation (the "Board") is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. Subject to compliance with applicable protective voting rights which have been or may be granted to Preferred Stock or series thereof in Certificates of Determination or in these Amended and Restated Articles of Incorporation ("Protective Provisions"), but notwithstanding any other rights of any series of Preferred Stock, the rights, privileges, preferences and restrictions of any such additional series may be subordinate to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote or written consent), or senior to any of those of any present or future class or series of Preferred Stock or Common Stock. Subject to compliance with applicable Protective Provisions, the Board is also authorized to increase or decrease the number of shares of any series (other than Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred), prior or subsequent to the issue of that series (but not below the number of shares of such series then outstanding). In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                        2.  Dividends and Distributions.
                            ---------------------------
                            (a)  Subject to the rights of series of Preferred
Stock that may from time to time come into existence and the provisions for adjustment hereinafter set forth, each holder of shares of Series A Preferred, each holder of shares of Series B Preferred, each holder of shares of Series C Preferred and each holder of Series E Preferred shall be entitled to receive, when, as and if declared by the Board out of funds legally available for such purpose, an annual cash dividend in the amount of $0.079331 per share of Series A Preferred, $0.1162 per share of Series B Preferred, $0.35875 per share of Series C Preferred and $0.875 per share of Series E Preferred (as adjusted to reflect any stock split, stock dividend, combination, recapitalization and the like (collectively, a "Recapitalization") with respect to such series of Preferred Stock), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock) on the Common Stock, Series D1 Preferred, Series D2 Preferred or Series D3 Preferred of the Corporation. Such dividends shall not be cumulative, and no right shall accrue to holders of such shares of Preferred Stock by reason of the fact that dividends on such shares are not declared or paid in any year.

                            (b)  Notwithstanding Section 2(a) hereof, the
Corporation may at any time, out of funds legally available therefor, repurchase shares of Common Stock of the Corporation (i) issued to or held by employees, directors or consultants of the Corporation or its subsidiaries upon termination of their employment or services, pursuant to

                                       2
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any agreement providing for such right of repurchase, or (ii) issued to or held by any person subject to the Corporation's right of first refusal to purchase such shares where the purchase is pursuant to the exercise of such right of first refusal, in either case whether or not dividends on the Preferred Stock shall have been declared and paid or funds set aside therefor. The holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred expressly waive their rights, if any, as described in California Corporations Code Sections 502, 503 and 506 as they relate to the repurchase of shares upon termination of employment or pursuant to a right of first refusal.

                3.  Liquidation Rights.  Subject to the rights of series of
                    ------------------
Preferred Stock that may from time to time come into existence, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, distributions shall be made to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred in respect of such Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred before any amount shall be paid to the holders of Common Stock in respect of such Common Stock, in the following manner:

                            (a)  Series A Preferred, Series B Preferred,
                                 --------------------------------------
Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3
-----------------------------------------------------------------------
Preferred and Series E Preferred. The holders of the Series A Preferred,
--------------------------------
Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be entitled to be paid out of the assets and surplus funds of the Corporation available for distribution to shareholders of the Corporation, prior and in preference to any distribution of any of the assets and surplus funds of the Corporation to the holders of the Common Stock, an amount per share equal to (i) $1.1333 (the "Original Series A Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series A Preferred plus all declared and unpaid dividends, if any, on such share, (ii) $1.66 (the "Original Series B Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series B Preferred plus all declared and unpaid dividends, if any, on such share, (iii) $5.125 (the "Original Series C Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series C Preferred plus all declared and unpaid dividends, if any, on such share, (iv) $10.00 (the "Original Series D1 Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series D1 Preferred plus all declared and unpaid dividends, if any, on such share, (v) $10.00 (the "Original Series D2 Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series D2 Preferred plus all declared and unpaid dividends, if any, on such share, (vi) $12.50 (the "Original Series D3 Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series D3 Preferred plus all declared and unpaid dividends, if any, on such share and (vii) $12.50 (the "Original Series E Issue Price"), as adjusted for any Recapitalization, for each outstanding share of Series E Preferred plus all declared and unpaid dividends, if any, on such share. If, upon the occurrence of a liquidation, dissolution or winding up, the assets and funds thus distributed among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of their full aforesaid liquidation preferences, then the entire assets and funds of the Corporation legally available for distribution to the holders of capital stock shall be distributed ratably among the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E

                                       3
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Preferred in proportion to the full preferential amounts each such holder is otherwise entitled to receive under this Section 3(a).

                            (b)  Common Stock, Series A Preferred and Series B
                                 ---------------------------------------------
Preferred. If assets are remaining after payment of the full preferential
---------
amount with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred and set forth in Section 3(a) above, then the holders of the Series A Preferred, Series B Preferr ed and Common Stock shall be entitled to share ratably in all such remaining assets and surplus funds in proportion to the number of shares of Common Stock held by each such holder (treating all shares of Series A Preferred and Series B Preferred as if converted into Common Stock) until, with respect to the holders of the Series A Preferred and Series B Preferred, such holders shall have received an aggregate of $4.5332 per share and $4.98 per share, respectively (including amounts paid pursuant to Section 3(a) above); thereafter, subject to the rights of series of Preferred Stock that may from time to time come into existence, if assets or surplus funds remain in this Corporation, the holders of the Common Stock of this Corporation shall receive all of the remaining assets or surplus funds of this Corporation in proportion to the number of shares of Common Stock held by each.

                            (c)  Events Deemed a Liquidation.  For purposes of
                                 ---------------------------
this Section 3, a liquidation, dissolution or winding up of the Corporation shall be deemed to be occasioned by and to include (i) the consolidation or merger of the Corporation with or into any other corporation, (ii) a transaction in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by an acquiring corporation or its subsidiary (other than a transaction consummated for the so le purpose of reincorporating the Corporation into another state), or (iii)
the sale by the Corporation of all or substantially all of its assets (or any series of related transactions resulting in the sale or other transfer of all or substantially all of its assets), unless, in each case, (A) the
                                     ------
shareholders of the Corporation immediately prior to any such transaction (or series of related transactions) are holders of a majority of the voting equity securities of the surviving or acquiring corporation immediately thereafter and (B) each of the shareholders of the Corporation immediately prior to any such transaction (or series of related transactions) holds the same pro rata share of such majority of the voting equity securities of the surviving or acquiring corporation as each hold of the Corporation immediately prior to such transaction (or series of related transactions). For purposes of the calculations in the previous sentence, equity securities which any stockholder or the Corporation owned immediately prior to such transaction as a stockholder of another party to the transaction shall be disregarded.

                            (d)  Valuation of Securities and Property. In the
                                 ------------------------------------
event the Corporation proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Corporation (or any other event deemed a liquidation, dissolution or winding up pursuant to Section 3(c)), the value of the assets to be distributed to the holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be determined in good faith by the Board. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

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                                 (i)  If traded on a securities exchange or
through the Nasdaq National Market system, the value shall be deemed to the average of the security's closing prices on such exchange or system over the thirty (30) day period ending three (3) days prior to the distribution;

                                 (ii) If actively traded over-the-counter, the
value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

                                 (iii)  If there is no active public market,
the value shall be the fair market value thereof as determined in good faith by the Board.

          The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i),
(ii) or (iii) to reflect the fair market value thereof as determined in good faith by the Board. The holders of at least 50% of the outstanding Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 3(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Corporation.

                            (e)  The Corporation shall give each holder of
record of Preferred Stock written notice of any impending liquidation, dissolution or winding up of the Corporation (or any other event deemed a liquidation, dissolution or winding up pursuant to Section 3(c)) not later than twenty (20) days prior to the shareholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this paragraph III(B)(3), and the Corporation shall thereafter give such holders prompt notice of any material changes to such terms and conditions. Any such transaction shall in no event be consummated sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock which are entitled to such notice rights or similar notice rights.

                        4.  Redemption Rights. Subject to the rights of series
                            -----------------
of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred, have redemption rights as follows:

                            (a) Holder's Redemption Rights.
                                --------------------------

                                 (i)  Upon the receipt by the Corporation of a
written request (a "Redemption Notice") at any time prior to sixty (60) days before the sixth

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anniversary of April 23, 1996 (the "Original Issue Date") from the holders of at least seventy percent (70%) of the then-outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred (voting together as a single class) that all of such holders' shares of Preferred Stock be redeemed, the Corporation shall redeem (unless prevented by law) all of the shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred then held by each holder of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred (a "Preferred Holder") in the manner and on the dates referenced in Section 4(a)(iii) below.

                                 (ii) The price to be paid for each share of
Series A Preferred redeemed pursuant to this Section 4 shall be $1.1333 per share (as adjusted for any Recapitalization) plus an amount equal to all declared and unpaid dividends on such share (the "Series A Redemption Price"). The price to be paid for each share of Series B Preferred redeemed pursuant to this Section 4 shall be $1.66 per share (as adjusted for any Recapitalization) plus an amount equal to all declared and unpaid dividends on such share (the "Series B Redemption Price"). The price to be paid for each share of Series C Preferred redeemed pursuant to this Section 4 shall be $5.125 per share (as adjusted for any Recapitalization) plus an amount equal to all declared and unpaid dividends on such share (the "Series C Redemption Price"). The price to be paid for each share of Series E Preferred redeemed pursuant to this Section 4 shall be $12.50 per share (as adjusted for any Recapitalization) plus an amount equal to all declared and unpaid dividends on such share (the "Series E Redemption Price").

                                 (iii)  Once the redemption rights of the
Preferred Holders under this Section 4(a) have been exercised in accordance with the terms of Section 4(a)(i), then the Corporation shall redeem and each Preferred Holder shall sell to the Corporation (A) 25% of the Series A Preferred, Series B Preferred, Series C Preferred and/or Series E Preferred held by the Preferred Holder on the sixth anniversary date of the Original Issue Date; (B) 33 1/3% of the remaining Series A Preferred, Series B Preferred, Series C Preferred and/or Series E Preferred held by the Preferred Holder on the seventh anniversary date of the Original Issue Date; (C) 50% of the remaining Series A Preferred, Series B Preferred, Series C Preferred and/or Series E Preferred held by the Preferred Holder on the eighth anniversary date of the Original Issue Date; and (D) 100% of the remaining Series A Preferred, Series B Preferred, Series C Preferred and/or Series E Preferred held by the Preferred Holder on the ninth anniversary date of the Original Issue Date (each such anniversary date, a "Designated Redemption Date"). From and after each Designated Redemption Date with respect to which the redemption rights under this Section 4(a) have been exercised (unless default shall be made by the Corporation in the payment of the Redemption Price as herein provided, in which event such rights shall be or become exercisable until such default is cured), all rights of the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred to be redeemed on such Designated Redemption Date pursuant to this
Section 4(a) shall cease with respect to such shares except the right to receive payment in full of the Redemption Price for such shares upon surrender of certificates representing such shares and such shares shall not thereafter be transferable on the books of the Corporation or be deemed outstanding for any purpose. Shares of the Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred redeemed by the Corporation pursuant to this
Section 4(a) shall be deemed retired and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation.

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                                 (iv) At any time on or after any Designated
Redemption Date, the Preferred Holders shall be entitled to receive payment of the Redemption Price therefore upon actual delivery to the Corporation or its agents of the certificates representing the shares to be redeemed. If upon any Designated Redemption Date the assets of the Corporation available for redemption shall be insufficient to pay all Preferred Holders the full amounts to which they shall be entitled pursuant to this Section 4(a), the Corporation shall use those funds as it shall have legally available to redeem the maximum possible number of shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred among the holders of such shares to be redeemed in proportion to the full redemption amounts each such holder would otherwise be entitled to receive under this Section 4(a), and the remainder of the shares of the Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred required to be redeemed shall remain outstanding and entitled to the rights, preferences and privileges provided herein, and shall be redeemed on the earliest practicable date next following the day on which the Corporation shall first have funds legally available for the redemption of such shares.

                        5.  Conversion. Subject to the rights of series of
                            ----------
Preferred Stock that may from time to time come into existence, the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred have conversion rights as follows (the "Conversion Rights"):

                            (a)  Right to Convert. Each share of Series A
                                 ----------------
Preferred, Series B Preferred,Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall initially be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred, into the number of fully paid and nonassessable shares of Common Stock which results from dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D1 Issue Price, the Original Series D2 Issue Price, the Original Series D3 Issue Price or the Original Series E Issue Price, as the case may be, by the Conversion Price (determined as hereinafter provided) per share in effect for such series of Preferred Stock at the time of conversion. The initial Conversion Price per share of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price, the Original Series D1 Issue Price, the Original Series D2 Issue Price, the Original Series D3 Issue Price and the Original Series E Issue Price, respectively; provided, however, that the Conversion Price per share of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be subject to adjustment from time to time as provided in Section 5(d) hereof. Upon conversion pursuant to this section or Section 5(b) hereof, all declared and unpaid dividends on the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be paid in cash, to the extent legally permitted.

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                            (b)  Automatic Conversion.
                                 --------------------
                                 (i)  Each share of Series A Preferred, Series
B Preferred, Series C Preferred and Series E Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price, the Original Series B Issue Price, the Original Series C Issue Price or the Original Series E Issue Price, as the case may be, by the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) the Corporation's offer and sale of its securities in a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or any successor to such form) under the Securities Act of 1933, as amended, the public offering price of which is not less than $6.50 per share (as adjusted to reflect any Recapitalization) and the aggregate gross proceeds to the Company of which are not less than $15,000,000, or (ii) the date specified by written consent or agreement of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred, voting together as a class and not as separate series and on an as-converted basis.

                                 (ii) Each share of Series D1 Preferred,
Series D2 Preferred and Series D3 Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D1 Issue Price, the Original Series D2 Issue Price or the Original Series D3 Issue Price, as the case may be, by the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the occurrence, in the case of the Series D1 Preferred and Series D2 Preferred, of a Section 12(e) Termination Event, as such term is defined in Section 12(e) of that certain Amended and Restated Shareholders Agreement by and among the Corporation and the shareholders who are parties thereto dated as of the date when shares of Series C Preferred are first issued by the Corporation (the "Amended and Restated Shareholders Agreement"), and, in the case of the Series D3 Preferred, of a Section 4(e) Termination Event, as such term is defined in the Standstill and Bring Along Agreement by and among the Corporation and the shareholders who are parties thereto dated as of the date when shares of Series E Preferred are first issued by the Corporation. In addition, the Series D1 Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D1 Issue Price by the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (A) the date that the holder thereof ceases to hold at least 2,434,287 shares of Applicable Common Stock (as defined in subsection 5(b)(iii) below), or (B) the date that the holder thereof transfers the Series D1 Preferred, except to a Related Party of the holder (as defined in subsection 5(b)(iii) below). In addition, the Series D2 Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D2 Issue Price by the Conversion Price at the time in effect for such series of Preferred Stock immediately upon the earlier of (A) the date that the holder thereof ceases to hold at least 3,651,430 shares of Applicable Common Stock, or (B) the date that the holder thereof transfers the Series D2 Preferred, except to a Related Party of the holder. In addition, the Series D3 Preferred shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series D3 Issue Price by the Conversion Price at the time in effect for such series of Preferred Stock (the "D3 Conversion Shares") immediately upon the earlier of (A) [Reserved] (B) the date that the holder thereof transfers the Series D3

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Preferred, except to an AmEx Related Party of the holder (as defined in subsection 5(b)(iii) below), (C) beginning with the first day of the second financial quarter following the commencement of sales by American Express pursuant to the Web Services and Travel Agreement between the Corporation and American Express Travel Related Services Company, Inc. ("AmEx") (the "Commercial Agreement"), on the last day of any subsequent three consecutive financial quarters during which AmEx's sales of the Corporation's products and services pursuant to the Commercial Agreement to the Global 950 (as defined in the Commercial Agreement) total less than twenty five percent (25%) in such three consecutive financial quarter periods of AmEx's total sales of on-line products and services similar to those provided by the Reservation System (as defined in the Commercial Agreement) to new accounts (i.e. accounts not previously under contract with AmEx for the provision of on-line products and services similar to those provided by the Reservation System) within the Global 950, (D) eighteen (18) months following the closing of the Corporation's offer and sale of its securities in a firm commitment underwritten public offering, (E) the date of the consummation of a Liquidation of the Corporation, as defined in Article III(B)(3)(c) above, and
(F) [Reserved] (provided, however, that notwithstanding any such conversion of such Series D3 Preferred pursuant to this Article III.B.5(b)(ii), the director elected by the holder of the Series D3 Preferred Stock shall continue to serve as a director of the Corporation until his resignation, death or removal in accordance with these Amended and Restated Articles of Incorporation). In addition to Article III.B.5(b)(ii)(A) through (F), above, the Series D3 Preferred shall automatically be converted into the D3 Conversion Shares (i) if and only if the Corporation consummates an initial public offering of its securities on or before the later of (x) December 31, 1999, or (y) the consummation of the next bona fide sale of securities of the Corporation to investors in an arms-length transaction with gross aggregate proceeds to the Corporation of at least $10,000,000 (in each case the "Pay to Play Date"), on the date that the holder of the share of Series D3 Preferred Stock holds a percentage of the Common Stock of the Company (calculated assuming (1) the conversion of all then-outstanding Preferred Stock into Common Stock, (2) the issuance of the number of shares of Common Stock issuable upon conversion of the securities issuable upon exercise of outstanding warrants to purchase securities of the Corporation held by the holder of the share of Series D3 Preferred Stock and (3) the issuance of all shares of Common Stock issuable upon the exercise of all options vested as of such date exercisable for shares of the Corporation's Common Stock) equal to less than the difference of (x) the percentage of the Common Stock of the Company held by the holder of the share of Series D3 Preferred Stock immediately after the consummation of the Company's initial public offering (the "IPO") minus (y) 1.0% or (ii) if the
                                              -----
Corporation does not consummate an initial public offering of its securities on or before the Pay to Play Date, on the date that the holder of the share of Series D3 Preferred Stock holds a percentage of the Common Stock of the Company (calculated assuming (1) the conversion of all then-outstanding Preferred Stock into Common Stock, (2) the issuance of the number of shares of Common Stock issuable upon conversion of the securities issuable upon exercise of outstanding warrants to purchase securities of the Corporation held by the holder of the share of Series D3 Preferred Stock and (3) the issuance of all shares of Common Stock issuable upon the exercise of all options vested as of such date exercisable for shares of the Corporation's Common Stock) equal to less than the difference of (x) the percentage of the Common Stock of the Company held by the holder of on the AmEx Subsequent Closing Date (as defined in that certain Preferred Stock and Warrant Purchase Agreement between the Corporation and the Investors listed on Schedule A thereto,dated September 14,
                                        ----------
1999), minus (y) 1.0%.
       -----

                                 (iii)  For purposes of subsection 5(b)(ii)
above, "Applicable Common Stock" shall mean the shares of Common Stock held by a shareholder or issuable to such shareholder upon conversion of Preferred Stock held by such shareholder (on an as-converted basis and as adjusted for any Recapitalization, and treating all outstanding warrants to purchase Preferred Stock (or the Common Stock issuable upon conversion thereof) at a per share exercise price of $0.01 or less held by such shareholder on an as-exercised basis). For purposes of subsection 5(b)(ii) above, "Related Party" shall mean (A) any corporation directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) a shareholder of the Corporation, or (ii) any partnership directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) a shareholder of the Corporation, but in each case only for so long as such ownership or control shall continue. For purposes of subsection 5(b)(ii) above, "AmEx Related Party" shall mean (A) any corporation directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its issued capital stock entitled to vote for the election of directors) a shareholder of the Corporation, or
(ii) any partnership directly controlled by, controlling, or under common control with (to the extent of more than fifty percent (50%) of its voting power or otherwise having power to control its general activities) a shareholder of the Corporation, but in each case only for so long as such ownership or control shall continue.

                            (c)  Mechanics of Conversion. Before any holder of
                                 -----------------------
Preferred Stock shall be entitled to convert the same into shares of Common Stock and to receive the certificate or certificates therefor, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that he or she elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(b) hereof, the outstanding shares of Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or after the execution and delivery of such agreement and indemnification, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he or she shall be entitled as aforesaid and a check payable to the holder in the amount of any declared and unpaid dividends payable pursuant to Section 5(a) hereof, if any. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, or, in the case of automatic conversion, immediately prior to the occurrence of the event leading to such automatic conversion, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                            (d)  Conversion Price Adjustments of Preferred
                                 -----------------------------------------
Stock for Certain Dilutive Issuances, Splits and Combinations.
-------------------------------------------------------------

                                 (i)  The Conversion Price of the Series C
Preferred and Series E Preferred shall be subject to adjustment from time to time as follows:

                                      (A)  If the Corporation shall issue,
after the applicable date upon which any shares of Series C Preferred or Series E Preferred, respectively, were first issued (the "Purchase Date"), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 5(d)(i)(E)(1) or (2)) plus the number of shares of Common Stock that the aggregate consideration received by the Corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 5(d)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock issued by the Corporation.

                                      (B)  No adjustment of the Conversion
Price for the Series C Preferred or the Series E Preferred, as the case may be, shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of the foregoing shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections 5(d)(i)(E)(3) and 5(d)(i)(E)(4), no adjustment of such Conversion Price pursuant to this subsection 5(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment. No adjustment of such Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect on the Purchase Date.

                                      (C)  In the case of the issuance of
Common Stock for cash, the consideration received by the Corporation shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                      (D)  In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration received by the Corporation other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors in good faith, irrespective of any accounting treatment.

                                      (E)  In the case of the issuance
(whether before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 5(d)(i) and subsection 5(d)(ii):

                                           (1)  The aggregate maximum number
of shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for an aggregate consideration equal to the total consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum amount of additional consideration payable to the Corporation upon exercise of such options or rights for the Common Stock covered thereby.

                                           (2)  The aggregate maximum number of
shares of Common Stock deliverable (i) upon conversion of, or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments), any such convertible or exchangeable securities or (ii) upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at (x) the time such securities or such options or rights were issued and (y) for a consideration equal to the consideration, if any, received by the Corporation for any such securities or such options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum amount of additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related such options or rights and the conversion or exchange of the securities acquired upon exercise thereof (the consideration in each case to be determined in the manner provided in subsections 5(d)(i)(C) and 5(d)(i)(D)).

                                           (3)  In the event of any change in
the number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for any convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 5(d)(i)(A)), the Conversion Price of the Series C Preferred and Series E Preferred, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                           (4)  Upon the expiration of any
such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series C Preferred and Series E Preferred, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 5(d)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                           (5)  The number of shares of Common
Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 5(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 5(d)(i)(E)(3) or (4).

                                 (ii) "Additional Stock" shall mean any shares
of Common Stock issued (or deemed to have been issued pursuant to subsection 5(d)(i)(E)) by the Corporation after the Purchase Date, other than:

                                      (A)  any shares of Common Stock issuable
or issued pursuant to a transaction described in subsection 5(d)(iii) hereof;
                                      (B)  any shares of Common Stock issuable
or issued to employees, consultants, directors, vendors or other service providers of the Corporation directly or pursuant to a stock option plan or restricted stock plan, in either case approved by the Board of Directors of the Corporation;

                                      (C)  any shares of Common Stock issuable
or issued (I) in a firm commitment underwritten public offering before or in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such public offering;

                                      (D)  any shares of Common Stock issuable
or issued upon conversion of any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred, or as dividends or distributions on any shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred;

                                      (E)  up to 250,000 shares of Common
Stock issuable or issued upon exercise (and, if applicable, conversion) of warrants issued to persons or entities with which the Corporation has business relationships, including without limitation banks and equipment lessors, provided such issuances are for other than primarily equity financing purposes and such issuances have been approved by the Corporation's Board of Directors;

                                     (F)  any shares of Common Stock issued or
issuable upon exercise (and, if applicable, conversion) of (i) any warrants to purchase Series C Preferred at a per share exercise price of $0.01 or less,
(ii) any options to purchase Series D1 Preferred or Series D2 Preferred or
(iii) any warrants to purchase Series E Preferred;

                                 (iii)  In the event the Corporation should at
any time or from time to time after the Purchase Date fix a record date for the effectuation of a stock split, subdivision or reclassification of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, stock split, subdivision or reclassification if no record date is fixed), the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 5(d)(i)(E).

                                 (iv)   If the number of shares of Common Stock
outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred,
Series D3 Preferred and Series E Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                                 (v)    In the case, at any time after the date
hereof, of any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend, stock split or subdivision or combination of shares), or the consolidation or merger of the Corporation with or into another entity (other than a consolidation or merger
(i) in which the Corporation is the continuing entity and which does not result in any change in the percentage ownership of Common Stock or Common Stock Equivalents held by the shareholders of the Corporation just prior to such consolidation or merger, or (ii) which is treated as a liquidation pursuant to Section 3(c)), or of the sale or other disposition of all or substantially all the properties and assets of the Corporation (other than a sale or other disposition which is treated as a liquidation pursuant to
Section 3(c)), the shares of the Series A Preferred, Series B Preferred,
Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if, immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition, it had converted its shares of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and/or Series E Preferred into Common Stock. The provisions of this subsection 5(d)(v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions for so long as this subsection 5(d)(v) remains in effect.

                           (e)  Certificate as to Adjustments. Upon the
                                -----------------------------
occurrence of each adjustment or readjustment of the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred pursuant to this Section 5, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred.

                            (f)  Status of Converted Stock. In case any shares
                                 -------------------------
of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred shall be converted pursuant to this Section 5, the shares so converted shall be canceled, shall not be reissuable and shall cease to be a part of the authorized capital stock of the Corporation.

                            (g)  Fractional Shares. In lieu of any fractional
                                 -----------------
shares to which the holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred would otherwise be entitled upon conversion, the Corporation shall pay to the holder cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the Board. The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and/or Series E Preferred held by such holder at the time of conversion into Common Stock.

                            (h)  Miscellaneous.
                                 -------------

                                 (i) All calculations under this Section 5
shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                                 (ii) The holders of at least 50% of the
outstanding Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred shall have the right to challenge any determination by the Board of fair value pursuant to this Section 5, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne by the Corporation.

                                 (iii) No adjustment in the Conversion Prices
of the Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred need be made if such adjustment would result in a change in such Conversion Price of less than $0.01. Any adjustment of less than $0.01 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of $0.01 or more in such Conversion Price.

                            (i)  No Impairment. The Corporation will not
                                 -------------
through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred or Series E Preferred against impairment.

                            (j)  Reservation of Stock Issuable Upon Conversion.
                                 ---------------------------------------------
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then-outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                        6.  Voting Rights.
                            -------------
                            (a)  Subject to the rights of series of Preferred
Stock that may from time to time come into existence and except as otherwise required by law or by these Articles of Incorporation, the holder of each share of Common Stock issued and outstanding shall have one vote, and the holder of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred issued and outstanding shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred could be converted at the record date for determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares of stock of the Corporation having general voting power and not separately as a class. Fractional votes by the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred shall not, however, be permitted, and any fractional voting rights shall (after aggregating all shares of Common Stock into which shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D1 Preferred, Series D2 Preferred, Series D3 Preferred and Series E Preferred held by each holder could be converted) be rounded to the nearest whole number (with one-half being rounded downward).

                            (b)  Notwithstanding the provisions of Section
6(a), and prior to the conversion of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred into Common Stock pursuant to the provisions of Section 5, at each annual or special meeting called for the purpose of electing directors, (i) for so long as any shares of Series A Preferred remain outstanding, two (2) members of the Board shall be elected by the holders of Series A Preferred, voting as a separate class; (ii) for so long as any shares of Series B Preferred remain outstanding, one (1) member of the Board shall be elected by the holders of the Series B Preferred, voting as a separate class; (iii) one (1) member of the Board shall be elected by the holders of the Common Stock, voting as a separate class, provided that, in addition to such member to be elected by the holders of the Common Stock, (A) if no shares of Series A Preferred remain outstanding, then two (2) additional members of the Board shall be elected by the holders of Common Stock, voting as a separate class, and (B) if no shares of Series B Preferred Stock remain outstanding, then one (1) additional member of the Board shall be elected by the holders of Common Stock, voting as a separate class; (iv) two (2) members of the Board shall be elected by the holders of the Common Stock and Preferred Stock, voting together as a single class; (v) if and for so long as a share of Series D1 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D1 Preferred, provided that if no share of Series D1 Preferred remains outstanding, then one (1) member of the Board shall be elected by the vote of the holders of the Common Stock, Series A Preferred and Series B Preferred, voting together as a single class; (vi) if and for so long as a share of Series D2 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D2 Preferred; (vii) for so long as a share of Series D3 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D3 Preferred (and from September 14, 1999 until such date when the designee of the holder of the Series D3 Preferred shall fill a seat on the Board or such date when all shares of Series D3

Preferred are converted into Common Stock, there shall be a vacancy maintained on the Board, which vacancy shall be reserved for the Board designee of the holder of the Series D3 Preferred); (viii) from the period when the shares of Series D1 Preferred and Series D2 Preferred become outstanding until the earlier of such later date when such shares are converted into Common Stock or when the designees of the holder of the Series D1 Preferred and Series D2 Preferred shall fill seats on the Board, there shall be two (2) vacancies maintained on the Board, which vacancies shall be reserved for the Board designees of the holder of the Series D1 Preferred and the Series D2 Preferred; and (ix) the remaining members of the Board, if any, shall be elected by the holders of the Common Stock and Preferred Stock, voting together as a single class. Following the conversion of all outstanding shares of Series A Preferred, Series B Preferred, Series C Preferred and Series E Preferred into Common Stock pursuant to the provisions of Section 5 hereof, at each annual or special meeting called for the purpose of electing directors, (i) if and for so long as a share of Series D1 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D1 Preferred; (ii) if and for so long as a share of Series D2 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of the Series D2 Preferred; (iii) if and for so long as a share of Series D3 Preferred remains outstanding, one (1) member of the Board shall be elected by the holder of Series D3 Preferred; and (iv) the remaining members of the Board, if any, shall be elected by the holders of the Common Stock, voting as a single and separate class. In the case of any vacancy in the office of a director elected by a specified group of shareholders, a successor shall be elected to hold office for the unexpired term of such director by the affirmative vote of the shares of such specified group given at a special meeting of such shareholders duly called or by an action by written consent for that purpose, and any such vacancy thereby created, may be filled by the vote of the holders at such meeting or in such consent. In addition, in the case of any vacancy in the office of a director to be elected by the holder of the Series D3 Preferred, when such holder of the Series D3 Preferred designates an individual to fill such director vacancy, as soon as practical after the designation, the Board shall appoint such designee to fill the vacancy. In addition, in the case of any vacancy in the office of a director to be elected by the holder of the Series D1 Preferred or Series D2 Preferred, when such holder of the Series D1 Preferred or Series D2 Preferred designates individuals to fill such director vacancies, as soon as practical after such designation, the Board shall appoint such designee or designees to fill the applicable vacancy or vacancies. In the event of the automatic conversion of the Series D1, Series D2 or Series D3 Preferred into Common Stock pursuant to
Section 5(b)(ii), the director(s) serving as director(s) appointed by such converted Series D1, Series D2 or Series D3 Preferred shall immediately thereafter be treated as directors elected pursuant to Section 6(b)(ix) above by the holders of Common Stock and Preferred Stock, voting as a single class.

                        7.  Notices of Record Date. In the event of any taking
                            ----------------------
by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken from the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        8.  Notices. Any notice required by the provisions of
                            -------
these Articles to be given to the holders of Preferred Stock shall be deemed given when deposited in the United States mail, postage prepaid, and addressed to each holder of record at his or her address appearing on the books of this Corporation.

                        9.  Protective Provisions.
                            ---------------------
                            (a) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, so long as any shares of Series A Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series A Preferred, voting as a separate series, take any action (including amendment of the Articles of Incorporation or Bylaws) that adversely affects the rights, preferences, privileges or limitations of the Series A Preferred;

                            (b) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, so long as any shares of Series B Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then-outstanding shares of such Series B Preferred, voting as a separate series, take any action (including amendment of the Articles of Incorporation or Bylaws) that adversely affects the rights, preferences, privileges or limitations of the Series B Preferred;

                            (c) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, if and for so long as a share of Series D1 Preferred remains outstanding, the Corporation shall not, without first obtaining the approval of the holder of the Series D1 Preferred, take any action (including amendment of the Articles of Incorporation or Bylaws) that adversely affects the rights, preferences, privileges or limitations of the Series D1 Preferred or that increases the authorized number of shares of Series D1 Preferred;

                            (d) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, if and for so long as a share of Series D2 Preferred remains outstanding, the Corporation shall not, without first obtaining the approval of the holder of the Series D2 Preferred, take any action (including amendment of the Articles of Incorporation or Bylaws) that adversely affects the rights, preferences, privileges or limitations of the Series D2 Preferred or that increases the authorized number of shares of Series D2 Preferred;

                            (e)  Subject to the rights of series of Preferred
Stock that may from time to time come into existence, if and for so long as a share of Series D3 Preferred remains outstanding, the Corporation shall not, without first obtaining the approval of the holder of the Series D3 Preferred, take any action (including amendment of the Articles of Incorporation or Bylaws) that adversely affects the rights, preferences, privileges or limitations of the Series D3 Preferred or that increases the authorized number of shares of Series D3 Preferred;

                            (f) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, so long as any shares of Series C Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of a majority of the then outstanding shares of such Series C Preferred take any action (including amendment of the Articles of Incorporation or Bylaws) that:

                                 (i) changes the rights, preferences,
privileges or limitations of the Series C Preferred;

                                 (ii) creates any new class or series of
shares that has a preference over the Series C Preferred with respect to voting, dividends, redemption, conversion or liquidation preferences;

                                 (iii) reclassifies any shares of capital
stock of the Corporation into shares having a preference over the Series C Preferred with respect to voting, dividends, redemption, conversion or liquidation preferences;

                                 (iv) authorizes any dividend or other
distribution with respect to Common Stock (other than a dividend payable in Common Stock or as authorized by Section 2(b));

                                 (v) increases or decreases the authorized
number of shares of Series A Preferred, Series B Preferred, Series C or Series E Preferred;

                                 (vi) permits the sale of shares held by the
Corporation in a subsidiary of the Corporation; or

                                 (vii) results in the repurchase of shares of
the Corporation's Common Stock or Preferred Stock in any twelve (12) month period for an aggregate amount in excess of $25,000, exclusive of repurchases from directors, employees, consultants or other service providers of the Corporation pursuant to the terms of their stock purchase or stock restriction agreements.

                            (g) Subject to the rights of series of Preferred
Stock that may from time to time come into existence, so long as any shares of Series E Preferred are outstanding, the Corporation shall not, without first obtaining the approval of the holders of 66 2/3% of the then outstanding shares of such Series E Preferred take any action (including amendment of the Articles of Incorporation or Bylaws) that:

                                 (i) changes the rights, preferences,
privileges or limitations of the Series E Preferred;

                                 (ii) creates any new class or series of
shares that has a preference over the Series E Preferred with respect to voting, dividends, redemption, conversion or liquidation preferences;

                                 (iii) reclassifies any shares of capital
stock of the Corporation into shares having a preference over the Series E Preferred with respect to voting, dividends, redemption, conversion or liquidation preferences;

                                 (iv) authorizes any dividend or other
distribution with respect to Common Stock (other than a dividend payable in Common Stock or as authorized by Section 2(b));

                                 (v) increases or decreases the authorized
number of shares of Series A Preferred, Series B Preferred, Series C Preferred or Series E Preferred;

                                 (vi) permits the sale of shares held by the
Corporation in a subsidiary of the Corporation; or

                                 (vii) results in the repurchase of shares of
the Corporation's Common Stock or Preferred Stock in any twelve (12) month period for an aggregate amount in excess of $25,000, exclusive of repurchases from directors, employees, consultants or other service providers of the Corporation pursuant to the terms of their stock purchase or stock restriction agreements.
                                     IV

                A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

                B. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with the agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the limits set forth in Section 204 of the California Corporations Code with respect to actions for breach of duty to the Corporation or its shareholders. The Corporation is further authorized to provide insurance for agents as set forth in Section 317 of the California Corporations Code, provided that, in cases where the Corporation owns all or a portion of the shares of the company issuing the insurance policy, the company and/or the policy must meet one of the two sets of conditions set forth in
Section 317, as amended.

                C. Any repeal or modification of the foregoing provisions of this Article IV by the shareholders of this Corporation shall not adversely affect any right or protection of an agent of this Corporation existing at the time of such repeal or modification.

                                *      *      *

                        1. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of the Corporation.

                        2. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the holders of the requisite number of shares of the Corporation in accordance with the Corporation's Articles of Incorporation and Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of each class entitled to vote with respect to the foregoing amendment was 7,754,148 shares of Common Stock, 3,705,991 shares of Series A Preferred, 3,914,448 shares of Series B Preferred and 4,610,875 shares of Series C Preferred. No shares of Series D1 Preferred or Series D2 Preferred were outstanding. The number of shares voting in favor of the amendment and restatement equaled or exceeded the vote required, such required vote being a majority of the outstanding shares of Common Stock, a majority of the outstanding shares of Series A Preferred, a majority of the outstanding shares of Series B Preferred and a majority of the outstanding shares of Series C Preferred.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct and of our own knowledge.

          Executed at Palo Alto, California, on September ___, 1999.




                                   /s/ Matthew Ackerman
                                 -------------------------------------------
                                 Matthew Ackerman, Vice President of Finance
                                 and Operations



                                   /s/ Ken Pelowski
                                 -------------------------------------------
                                 Ken Pelowski, Secretary